CHASE



                      SUBSERVICER COMPLIANCE STATEMENT


RE: BNC Mortgage Loan Trust 2007-3 Mortgage Pass-Through Certificates, Series 2007-3: This Securitization Servicing Agreement (this "Agreement"), entered into as of the 1st day of June 2007, by and among Lehman Brothers Holdings Inc., a Delaware corporation (the "Seller"), JPMorgan Chase Bank, National Association, a national banking association (the "Servicer"), Aurora Loan Services LLC, as master servicer (the "Master Servicer") and acknowledged by CitiBank, N.A., as trustee (the "Trustee") under the Trust Agreement

The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:

          (1)   CHF is a Subservicer under the Agreement

          (2) A review of the activities of CHF during the calendar year ending December 31, 2007 and of the performance of CHF under the Agreement has been made under our supervision; and

          (3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.

Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.

Date: 02/28/2008

                                      Chase Home Finance LLC,
                                      as Subservicer

                                      By:/s/ Kim Greaves
                                         -------------------------------
                                      Name : Kim Greaves
                                      Title: Senior Vice President
                                             Servicing Manager

                                      By:/s/ Jim Miller
                                         -------------------------------
                                      Name:  Jim Miller
                                      Title: Senior Vice President
                                             Default Servicing Manager